MURPHY USA INC.

2013 LONG-TERM INCENTIVE PLAN
as amended and restated effective as of February 9, 2017

Section 1.    Purpose. The purpose of the Murphy USA Inc. 2013 Long-Term Incentive plan (the “Plan”) is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of long-term performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.
Section 2.    Definitions. Unless the context otherwise indicates, the following definitions shall be applicable for the purpose of the Plan:
“Agreement” shall mean a written agreement setting forth the terms of an Award.
“Award” shall mean any Option (which may be designated as a Nonqualified or Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit (which may be paid in either stock or cash), Performance Share, Dividend Equivalent, or Other Stock-Based Incentive Award, in each case granted under this Plan.
“Beneficiary” shall mean the person, persons, trust, or trusts designated by an Employee or if no designation has been made, the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant’s death.
“Board” shall mean the Board of Directors of the Company.
“Change in Control” shall have the meaning set forth in Section 15 hereof.
“Code” means the Internal Revenue Code of 1986, as amended from time to time; references to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.
“Committee” shall mean the Executive Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934 and Code Regulation § 1.162-27(e)(3), or such rule or regulation or any successors thereto which, in each case, are in effect from time to time.
“Common Stock” shall mean the Common Stock of the Company, $0.01 par value.
“Company” shall mean Murphy USA Inc., a Delaware corporation, and any of its Subsidiaries.
“Company Service” shall mean employment with the Company including employment with the Company’s predecessor, Murphy Oil Corporation, a Delaware corporation, and any of its Subsidiaries prior to September 1, 2013.
“Corporate Transaction” shall have the meaning set forth in Section 16 hereof.

“Covered Employee” shall mean an Employee who, as of the last day of the calendar year in respect of which the value of an Award is recognizable as income, is one of the group of “covered employees,” within the meaning of Section 162(m) of the Code, with respect to the Company.
“Designated 162(m) Group” shall mean that group of persons whom the Committee believes may be Covered Employees with respect to a fiscal year of the Company.
“Dividend Equivalent” shall mean a right, granted under Section 11 hereof, to receive or accrue, to the extent provided under the respective Award, payments equal to the dividends or property on a specified number of shares.
“Effective Date” shall have the meaning set forth in Section 4 hereof.
“Employee” shall mean any person employed by the Company on a full-time salaried basis or by a Subsidiary or affiliate of the Company that does not have in effect for its personnel any plan similar to the Plan, including officers and employee directors thereof.
“Fair Market Value” shall mean the closing price of a Share as reported on the principal exchange on which the Shares are listed for the date on which the grant, exercise or other transaction occurs, as applicable, or if there were no such sales on such date, the most recent prior date on which there were sales; provided, however, that if the Shares are not listed on any exchange, Fair Market Value shall be determined by the Committee in good faith.
“Grant Date” shall mean the date on which an Award is granted.
“Grantee” shall mean a person who has been granted an Award.
“Incentive Stock Option” or “ISO” shall mean an Option that is intended by the Committee to meet the requirements of Section 422 of the Code or any successor provision.
“Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or any affiliate or subsidiary of the Company.
“Nonqualified Stock Option” or “NQSO” shall mean an Option which does not qualify as an Incentive Stock Option.
“Normal Termination” shall mean a termination of employment (i) for Retirement as defined within this Plan or as may be approved by the Committee, (ii) for total and permanent disability as defined in the Company’s Long-Term Disability Plan, (iii) with Committee approval, and without being terminated for cause, for employees at the officer level and above, or (iv) with Company approval, and without being terminated for cause, for employees below the officer level .
“Option” shall mean a right, granted under Section 7 hereof, to purchase Common Stock at a price to be specified and upon terms to be designated by the Committee pursuant to this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option at the time of grant.
“Option Price” shall mean the price at which a Share may be purchased by a Grantee pursuant to an Option.
“Option Term” shall mean the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

“Other Stock-Based Award” shall mean a right, granted under Section 12 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.
“Participant” shall mean an Employee to whom an Award has been granted pursuant to the Plan.
“Performance-Based Exception” shall mean the performance-based exception from the tax deductibility limitations of Section 162(m)(4)(C) of the Code (including the special provisions for Options thereunder).
“Performance Measures” shall mean the performance measures as set forth in Section 13(b) hereof.
“Performance Period” shall mean the time period during which the performance goals must be met.
“Performance Share” and “Performance Unit” shall have the respective meanings set forth in Section 10 hereof.
“Personal Representative” shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the right to receive the benefits specified in this Plan.
“Plan” shall have the meaning set forth in Section 1 hereof.
“Restricted Period” shall mean the period during which Shares of Restricted Stock or Restricted Stock Units are subject to forfeitures if the conditions set forth in the Agreement are not satisfied.
“Restricted Stock” shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions specified by the Committee pursuant to Section 9 hereof.
“Restricted Stock Award” shall mean an award of Restricted Stock granted under Section 9 hereof.
“Restricted Stock Unit” shall mean a right, granted under Section 9 hereof, to receive a Share, subject to such Restricted Period and/or Performance Period as the Committee shall determine.
“Retirement” shall mean a voluntary resignation at age 65 or at age 55 with at least 10 years of Company Service.
“Share” shall mean a share of Common Stock, and such other securities of the Company as may be substituted for Shares pursuant to Section 9 hereof.
“Stock Appreciation Right” or “SAR” shall mean the right, granted under Section 8 hereof, of the holder thereof to receive, upon exercise thereof, payment of an amount determined by multiplying: (a) any increase in the Fair Market Value of a Share at the date of exercise over the price fixed by the Committee on the Grant Date, (which shall not be less than the Fair Market Value of a Share on such Grant Date) by (b) the number of Shares with respect to which the SAR is exercised; provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR. The amount payable upon exercise may be paid in cash or other property, including without limitation, shares of Common Stock, or any combination thereof as determined by the Committee.
“Subsidiary” shall have the meaning set forth in Reg. §424-1(f)(2) under the Code.

Section 3.    Administration. The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be necessary or appropriate to carry out the provisions of the Plan, the Committee shall have all of the powers vested in it by the terms of the Plan, including exclusive authority to select the Employees to be granted Awards under the Plan, to determine the type, size, and terms of the Awards to be made to each Employee selected, to determine the time when Awards will be granted, and to prescribe the form of the Agreements embodying Awards made under the Plan. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to make any other determinations which it believes necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding on all Participants and their Beneficiaries.
The Board may from time to time remove members from the Committee or add members thereto, and vacancies in the Committee, however caused, shall be filled by action of the Board. The Committee shall select one if its members as chairman and shall hold its meetings at such time and places as it may determine. The Committee may act only by a majority of its members. The members of the Committee may receive such compensation for their services on the Committee as the Board may determine. Any determination of the Committee may be made, without notice, by the written consent of the majority of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.
Section 4.    Effective Date and Termination of the Plan. Subject to the adoption of the Plan by the Board and approval of the Plan by the stockholders of the Company, the Plan shall become, effective August 8, 2013, (the “Effective Date”). The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Employees and the Company arising under Awards theretofore granted and then in effect.
Section 5.    Shares Subject to the Plan and to Awards.
(a)    Aggregate Limits. The number of Shares issuable pursuant to all Awards over the life of this Plan is 5,500,000. The number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 16 hereof. Shares issued pursuant to Awards granted under this Plan may be Shares that are authorized and unissued or Shares that were reacquired by the Company, including Shares purchased in the open market.
(b)    Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares issued upon exercise or settlement of an Award under this Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance under this Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued under the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related an Option or a Stock Appreciation Right, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan.
(c)    Tax Code Limits.
(i)    The aggregate number of Shares subject to all Awards (including, for the avoidance of doubt, Options and SARs) granted under this Plan during any calendar year to any one Employee shall not exceed 1,000,000 which number shall be calculated and adjusted pursuant to Section 16 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs.
(ii)    The maximum aggregate actual cash payment to any Participant in any calendar year under this Plan pursuant to any cash-settled Award granted hereunder that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed $5,000,000.
Section 6.    Eligibility. Any Employee who is an officer or who serves in any other key administration, professional, or technical capacity shall be eligible to participate in the Plan. The Committee may in any year include any Employee who the Committee has determined has made some unusual contribution which would not be expected of such Employee in the ordinary course of his work to receive a Grant of an Award pursuant to the Plan.
Section 7.    Stock Options.
(a)    Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee. No Grantee shall have any rights as a stockholder under an Option until Shares have been issued upon the exercise of such Option. Each Option shall be evidenced by an Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.
(b)    Option Price. Subject in each case to Section 7(c) or as otherwise permitted by Section 409A of the Code, the Committee will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of a Share on the Grant Date of such Option; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a spin‑off, merger or other acquisition as a substitute or replacement award for options held by optionees of the other entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on or consistent with a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such spin‑off, merger or other acquisition. The exercise price of any Option may be paid in Shares, cash, or a combination thereof, as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, and withholding of Shares deliverable upon exercise.
(c)    No Repricing. Other than as provided in Sections 16 and 19 hereof, the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price). Cancellation of outstanding

Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option is not permitted without shareholder approval, pursuant to Section 19.
(d)    Exercise of Options. The date or dates on which Options become exercisable shall be determined at the sole discretion of the Committee.
(e)    Term of Options. The Committee shall establish the term of each Option, which in no case shall exceed a period of seven (7) years from the Grant Date.
(f)    Incentive Stock Options. Notwithstanding anything to the contrary in this Section 7, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (%3) if the Employee owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110% of the Fair Market Value of a Share on the Grant Date of such Option and the Option must expire within a period of not more than five (5) years from the Grant Date, and (%3) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 7 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the Grant Date thereof) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code). The maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 1,000,000 Shares.
Section 8.    Stock Appreciation Rights. Stock Appreciation Rights may be granted to Employees from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 7 hereof. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. The exercise or payment of an Award or Tandem SAR, as applicable, to which an Tandem SAR or Award, as applicable, relates shall result in the automatic termination and cancellation of such Tandem SAR or Award, respectively. All freestanding SARs shall be granted subject to the same terms and conditions, including exercise price, vesting, exercisability forfeiture and termination provisions, as are applicable to Options as set forth in Section 7 hereof and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 7 hereof and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee. Other than as provided in Sections 16 and 19 hereof, the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price). Cancellation of outstanding SARs in exchange for cash, other Awards or SARs with an exercise price that is less than the exercise price of the original SAR is not permitted without shareholder approval, pursuant to Section 19.
Section 9.    Restricted Stock And Restricted Stock Units.
(a)    Grants of Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Agreement. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.
(b)    Contents of Agreement. Each Agreement shall contain provisions regarding (%3) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (%3) the purchase price of the Shares, if any, and the means of payment, (%3) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable, and/or vested, (%3) such terms and conditions on the grant, issuance, vesting, and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Committee, (%3) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (%3) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.
(c)    Vesting and Performance Criteria. The grant, issuance, retention, vesting, and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committee establishes, which may include Performance Measures. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on Performance Measures and level of achievement versus such criteria will be subject to a performance period of not less than six months. Notwithstanding anything in this Plan to the contrary, the Performance Measures for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “Performance-Based Exception” under Section 162(m) of the Code will be a measure based on one or more Performance Measures selected by the Committee and specified when the Award is granted.

(d)    Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “Performance-Based Exception,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock units on account of either financial performance or personal performance evaluations may, to the extent specified in the Agreement, be reduced by the Committee on the basis of such further considerations as determined by the Committee in its sole discretion.
(e)    Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction.
(f)    Dividends. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Committee. No dividends or dividend equivalents shall be paid unless and until the award to which the dividend relates is earned and paid out.
Section 10.    Performance Units and Performance Shares.
(a)    Grants of Awards. Performance Units and Performance Shares may be granted at any time and from time to time prior to the termination of the Plan as determined by the Committee.
(b)    Values/Performance Measures. The Committee shall set Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, the performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.
(i)    Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.
(ii)    Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
(c)    Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the Grantee who holds Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled. At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

(d)    Dividends. Participants in whose name Performance Units or Performance Shares is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Performance Units or Performance Shares and subject to the same restrictions on transferability as the Performance Units or Performance Shares with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Performance Units or Performance Shares shall be entitled to dividends or dividend equivalents only to the extent provided by the Committee. No dividends or dividend equivalents shall be paid unless and until the award to which the dividend relates is earned and paid out.
Section 11.    Dividend Equivalents. The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards; provided, however, that no Dividend Equivalents will be granted on Options or SARs and provided further, that no Dividend Equivalents granted in conjunction with another Award shall be paid unless and until the Award to which the Dividend Equivalent relates is earned and paid out. The Committee may provide that Dividend Equivalents shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.
Section 12.    Other Stock-Based Incentives. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Section 12 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.
Section 13.    Compliance with Section 162(m) of the Code.
(a)    Section 162(m) Compliance. All Awards granted to Employees in the Designated 162(m) Group may comply with the requirements of the Performance-Based Exception; provided that to the extent Section 162(m) of the Code requires periodic shareholder approval of Performance Measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 13(a), make any adjustments to such Awards as it deems appropriate. The authority to specify which Awards are to be granted in compliance with Section 162(m) and subject to the Performance-Based Exception rests with the Committee.
(b)    Performance-Based Exception. Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Section 13, for Awards (other than Options or SARs) designed to qualify for the Performance-Based Exception, the Performance Measure(s) shall be chosen from among the following:
(i)    Earnings (either in the aggregate or on a per-share basis);
(ii)    Net income;
(iii)    Operating income;

(iv)    Operating profit;
(v)    Cash flow;
(vi)    Stockholder returns, including return on assets, investments, equity, or invested capital (including income applicable to common stockholders or other class of stockholders);
(vii)    Return measures (including return on assets, equity, or invested capital);
(viii)    Earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);
(ix)    Gross revenues;
(x)    Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);
(xi)    Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more subsidiaries or business units thereof;
(xii)    Economic value;
(xiii)    Market share;
(xiv)    Annual net income to common stock;
(xv)    Earnings per share;
(xvi)    Annual cash flow provided by operations;
(xvii)    Changes in annual revenues;
(xviii)    Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;
(xix)    Operational performance measures tied to environmental compliance and safety and accident rates;
(xx)    Operational measures tied to marketing and retail operations including sales volume increases, sales volume increases per existing retail store, retail margins, special product volumes, and increases in specific product volumes; and
(xxi)    Operating and maintenance cost management, provided that subsections (i) through (vii) may be measured on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division, or function within the Company or any one or more affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).
The Committee shall have the discretion to adjust the determination of the degree of attainment of the pre-established performance goals; provided that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.
Section 14.    Termination of Employment. Unless otherwise determined by the Committee, in the event a Participant’s employment terminates by reason of Normal Termination, any Options granted to such Participant which are then outstanding may be exercised at the earlier of any time prior to the expiration of the term of the Options or within two (2) years after termination, and any shares of Restricted Stock or Restricted Stock Units then outstanding shall be prorated for all Restricted Periods then in effect based on the number of months of actual participation using the methodology set forth below. In the event of a Normal Termination, all Performance Shares or Performance Units then outstanding shall be prorated for all Performance Periods then in effect based on the number of months of actual participation using the methodology set forth below and paid at the end of the applicable Performance Period based on actual performance relative to the applicable performance measures through the end of the Performance Period.
Unless otherwise determined by the Committee, in the event a Participant’s employment is terminated by reason of death, any Options granted to such Participant which are then outstanding may be exercised by the Participant’s Beneficiary or the Participant’s legal representative at any time prior to the expiration date of the term of the Options or within two (2) years following the date of the Participant’s death, whichever period is shorter, and any shares of Restricted Stock or Restricted Stock Units then outstanding shall vest on the date of the Participant’s death in an amount determined by multiplying the number of Restricted Shares or Restricted Stock Units by a fraction, the numerator of which is the number of months in the period beginning on the Grant Date thereof and ending on the last day of the month in which occurs the Participant’s death, and the denominator of which is the number of months in the Restricted Period applicable thereto. In the event of death, all Performance Shares or Performance Units then outstanding shall be prorated for all Performance Periods then in effect based on the number of months of actual participation using the methodology described above and paid at the end of the applicable Performance Period based on actual performance relative to the applicable performance measures through the end of the Performance Period.

Unless otherwise determined by the Committee or specified in the applicable form of Agreement, in the event the employment of the Participant shall terminate for any reason other than the ones described in this Section 14, any Options granted to such Employee which are then outstanding shall be canceled, any shares of Restricted Stock or Restricted Stock Units then outstanding as to which the Restricted Period has not lapsed shall be forfeited, and any Performance Shares or Performance Units then outstanding for which the Performance Period has not lapsed shall be forfeited.
A change in employment from the Company or one Subsidiary to another Subsidiary of the Company shall not be considered a termination of employment for purposes of this Plan.
Section 15.    Change in Control. Unless the Committee shall otherwise determine, notwithstanding any other provision of this Plan or an Agreement to the contrary, upon a Change in Control, as defined below, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of Award. In the case of Performance Shares or Performance Units then outstanding, vesting will occur in full and 100 percent of the Performance Shares or Performance Units will be deemed to be earned at the target level of performance and Shares will be issued, without restrictions, upon the occurrence of a Change in Control.
A “Change in Control” shall be deemed to have occurred if (%3) any “person”, including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any of its subsidiaries or any employee benefit plan of the Company or any of its subsidiaries or the “Murphy Family”) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; (%3) the consummation of a merger or other business combination, which has been approved by the stockholders of the Company, with or into another corporation a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation; or (%3) for the sale or other disposition of all or substantially all of the assets of the Company. Murphy Family means (a) the C.H. Murphy Family Investments Limited Partnership, (b) the estate of C.H. Murphy, Jr., and (c) siblings of the late C.H. Murphy, Jr. and his and their respective Immediate Family. “Immediate Family” of a person means such person’s spouse, children, siblings, mother-in-law and father-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.

Section 16.    Adjustments upon Changes in Capitalization. In the event of any change in the Common Stock by reason of any stock split, stock dividend, special or extraordinary cash dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, spin-off, share purchase, liquidation or other similar change in capitalization affecting or involving the Common Stock, or any distribution to common stockholders other than regular cash dividends (each, a “Corporate Transaction”), the Committee shall make such substitution or adjustment, if any, as it deems equitable, as to the number or kind of shares that may be issued under the Plan pursuant to Section 4 hereof, the maximum number of Shares provided in Section 5(c)(i) and the number or kind of shares subject to, or the price per share under or terms of any outstanding Award. The amount and form of the substitution or adjustment shall be determined by the Committee and any such substitution or adjustment shall be conclusive and binding on all parties for all purposes of the Plan.
Section 17.    Compliance with Laws and Regulations. This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.
In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Employees employed outside their home country.

Section 18.    Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may provide for or permit up to the maximum statutory withholding obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to the Participant upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.
Section 19.    Amendment of the Plan or Awards. The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 16 hereof relating to Corporate Transactions, no such amendment shall, without the approval of the stockholders of the Company:
(a)    increase the maximum number of Shares for which Awards may be granted under this Plan;
(b)    reduce the price at which Options or SARs may be granted below the price provided for in Section 7 hereof;
(c)    reduce the exercise price of outstanding Options or SARs;
(d)    cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR;
(e)    extend the term of this Plan;
(f)    materially expand the class of persons eligible to be Participants;
(g)    otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or
(h)    increase the individual maximum limits in Section 5(c) and 5(d).
No amendment or alteration to the Plan or an Award or Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.
Section 20.    Miscellaneous Provisions. (a) No Employee or other person shall have any claim or right to be granted an Award under the Plan and no Award shall confer any right to continued employment.
(b)    A Participant’s rights and interest under the Plan or any Award may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of death, to the Beneficiaries or by will or the laws of descent and distribution), including, but not by way of limitation, executive, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant in the Plan or in any Award shall be subject to any obligation or liability of such individual.
(c)    The expense of the Plan shall be borne by the Company.
(d)    Awards granted under the Plan shall be binding upon the Company, its successors and assigns.
(e)    Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval of any such additional arrangement is required.
(f)    The Board intends that, except as may be otherwise determined by the Committee, any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income taxes, thereunder. If the Committee determines that an Award, Agreement, payment distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Grantee to become subject to Section 409A, unless the Committee expressly determines otherwise, such Award, Agreement, payment distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provision of the Plan and/or Award Agreement will be deemed modified, or, if necessary, rescinded in order to comply with the requirements of Section 409A. In the case of any Award which is to be paid out when vested, such payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2 1/2 months after the end of the calendar year in which the Award became vested unless otherwise permitted under the exemption provisions of Section 409A.
Section 21.    Clawback. Each Award Agreement shall provide that a Participant whose negligent, intentional or gross misconduct contributes to the Company’s having to restate all or a portion of its financial statements, shall immediately forfeit such award upon such determination, and such Participant shall be required to reimburse the Company in respect of any Shares issued or payments made under this Plan in the period covered by such financial statements, as determined in each case, by the Committee in good faith.
Section 22.    Governing Law. The validity, construction, interpretation, administration, and effect of the Plan and any rules, regulations, and actions relating to the Plan will be governed by and construed exclusively in accordance with the internal, substantive laws of the State of Delaware, without regard to the conflict of law rules of the State of Delaware or any other jurisdiction.